Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-261312 and 333-266788) and Form S-1 (No. 333-267404) of our report dated March 6, 2023 relating to the consolidated financial statements of Volcon, Inc. and its subsidiary (collectively, the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 6, 2023